Exhibit 77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1) Articles of Amendment effective May 1, 2014 regarding name change of ING Series Fund, Inc. to Voya Series Fund, Inc. and name changes for all series of ING Series Fund, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 181 to the Registrant’s Form N-1A Registration Statement on July 18, 2014 and incorporated herein by reference.

(a)(2) Articles of Amendment effective May 23, 2014 regarding name change of Voya SMID Cap Equity Fund to Voya Mid Cap Value Advantage Fund – Filed as an Exhibit to Post-Effective Amendment No. 181 to the Registrant’s Form N-1A Registration Statement on July 18, 2014 and incorporated herein by reference.